Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Ayala Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities

Fees to Be Paid	—	—	—	—	—	—	—	—

Fees Previously Paid	Equity	Common Stock, $0.01 par value per share	457(o)	—	—	$14,999,999.37(1)	0.0000927	$1,390.50

Fees Previously Paid	Other	Warrants to purchase shares of Common Stock(3)	Other	—	—	—(3)	—	—(3)

Fees Previously Paid	Equity	Common Stock, $0.01 par value per share, issuable upon exercise of the Warrants(2)	457(o)	—	—	$14,999,999.37(1)	0.0000927	$1,390.50

Fees Previously Paid	Other	Pre-Funded Warrants to purchase shares of Common Stock(3)	Other	—	—	—(3)	—	—(3)

Fees Previously Paid	Equity	Common Stock, $0.01 par value per share, issuable upon exercise of the Pre-Funded Warrants(2)	457(o)	—	—	—(4)	—	—(4)

	Total Offering Amounts					$29,999,998.74		$2,781.00

	Total Fees Previously Paid							$2,781.00

	Total Fee Offsets							—

	Net Fee Due							—

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)

Pursuant to Rule 416(a) under the Securities Act, this registration statement shall also cover an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(3)	No separate registration fee required pursuant to Rule 457(g) of the Securities Act.
(4)

Certain purchasers may elect to purchase pre-funded warrants in lieu of shares of common stock. For each pre-funded warrant a purchaser elects to purchase, the number of shares of common stock offered under this registration statement shall be reduced by one. Therefore, the proposed maximum aggregate offering price of the shares of common stock proposed to be sold in the offering will be reduced by the aggregate offering price of the pre-funded warrants offered and sold in the offering (plus the aggregate exercise price of the shares of common stock issuable upon exercise of the pre-funded warrants), and as such the proposed aggregate maximum offering price of the shares of common stock and pre-funded warrants (including the shares of common stock issuable upon exercise of the pre-funded warrants), if any, is $14,999,999.37.